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|  THE PENN STREET FUND, INC.                                      |
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|    THIS CERTIFIES THAT_________________________________ is the   |
|  Registered owner of  _________________________________ shares   |
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|  of the Global Income Portfolio of the par value of $0.01 per    |
|  share, transferable on the books of the Corporation by the      |
|  holder hereof in person, or by his duly authorized attorney     |
|  upon surrender of the Certificate properly endorsed.            |
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|     IN WITNESS WHEREOF, the Corporation has caused this          |
|  Certificate to be executed by its duly authorized officers      |
|  by their facsimile signature and the facsimile seal to be       |
|  printed hereon.                                                 |
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|  The Corporation will provide the owner of this certificate,     |
|  upon request and without charge, with a full written statement  |
|  of the rights, powers, limitations and restrictions of the      |
|  Global Income Portfolio shares in accordance with section       |
|  2-211 of the Maryland General Corporation Law.                  |
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|        PRESIDENT                                                 |
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|        TREASURER                                                 |
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